UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: February 8, 2008
(Date of earliest event reported)
Akorn, Inc.
(Exact name of registrant as specified in its charter)

Louisiana (State or other Jurisdiction of Incorporation)	001-32360 (Commission File Number)	72-0717400 (I.R.S. Employer Identification No.)
2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS 60089
(Address of principal executive offices, zip code)
(847) 279-6100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On February 8, 2008, the Compensation Committee (the “Committee”) of Akorn, Inc. (the “Company”), resolved not to pay any cash bonuses to Mr. Arthur S. Przybyl, the Company’s President and Chief Executive Officer; Mr. Jeffrey A. Whitnell, the Company’s Chief Financial Officer; Dr. Abu S. Alam, the Company’s Senior Vice President, New Business and Product Development; Mr. John R. Sabat, the Company’s Senior Vice President, National Accounts; or Mr. Mark Silverberg, Senior Vice President, Global Quality Assurance (each of the foregoing individuals, an “Executive Officer”) pursuant to the management bonus objectives for 2007, which were described in and filed with the Company’s Current Report on Form 8-K filed on April 23, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: February 11, 2008